Exhibit 24.1
                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Larry
Nichols, H. Allen Turner and Marian J. Moon, and each or any one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to a Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Dated this 10th day of October, 2000.

           Signature            Title
           ---------            -----

J. LARRY NICHOLS                Chairman of the Board, President
J. Larry Nichols                and Chief Executive Officer

                                Vice Chairman of the Board and
James L. Payne                  Director

WILLIAM T. VAUGHN               Senior Vice President - Finance
William T. Vaughn

DANNY J. HEATLY                 Vice President - Accounting
Danny J. Heatly

THOMAS F. FERGUSON              Director
Thomas F. Ferguson

DAVID M. GAVRIN                 Director
David M. Gavrin

MICHAEL E. GELLERT              Director
Michael E. Gellert

WILLIAM E. GREEHEY              Director
William E. Greehey

JOHN A. HILL                    Director
John A. Hill

WILLIAM J. JOHNSON              Director
William J. Johnson

MICHAEL M. KANOVSKY             Director
Michael M. Kanovsky

                                Director
Melvyn N. Klein

ROBERT MOSBACHER, JR.           Director
Robert Mosbacher, Jr.

                                Director
Robert B. Weaver